EXHIBIT-99(h) - Form of First Amendment to Securities Lending and Services Agreement

FIRST AMENDMENT TO THE

SECURITIES LENDING AND SERVICES AGREEMENT

BETWEEN

THE FUNDS IN THE MIDAS INVESTMENT COMPANY COMPLEX,

AS LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This First Amendment (this “Amendment”) dated as of February 18, 2009 is between THE FUNDS IN THE MIDAS INVESTMENT COMPANY COMPLEX, AS LISTED ON SCHEDULE B, (each, a “Borrower”) severally and not jointly, each a registered management investment company organized and existing under the laws of Maryland, and STATE STREET BANK AND TRUST COMPANY (“Lender”).

Reference is made to a Securities Lending and Services Agreement dated January 22, 2009 between the Borrowers and the Lender as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Borrowers and the Lender desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.         Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.         Amendment. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

3.         Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

4.	Effective Date. This First Amendment is effective as of the date first written above.

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IN WITNESS WHEREOF, the parties hereto execute the above Amendment by affixing their signatures below.

THE FUNDS IN THE MIDAS INVESTMENT COMPANY COMPLEX AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY By:___________________________ Name:________________________ Title:_________________________	STATE STREET BANK AND TRUST COMPANY By:___________________________ Name:________________________ Title:_________________________

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SCHEDULE B

LIST OF FUNDS

Fund Name	Taxpayer Identification Number	Tax Year-End

Foxby Corp.	13-3907058	12/31
Midas Fund, Inc.	41-1536110	12/31
Midas Special Fund, Inc.	13-3343918	12/31